Exhibit 10.2

UNCONDITIONAL GUARANTY

This Guaranty is made as of December 10, 2009 by each of the undersigned guarantors (individually, a “Guarantor” and collectively, the “Guarantors”) for the benefits of Agility Capital, LLC (“Lender”).

Recitals

Lender and Pepperball Technologies-CA, Inc. (“Company”) are parties to that certain Loan Agreement dated as of November 18, 2005, as amended on April 12, 2006, September 8, 2006, April 20, 2007, October 19, 2007, April 25, 2008, December 12, 2008, and December 10, 2009, and as may be further amended from time to time (collectively, the “Agreement”).  Company and Lender propose to enter into a Sixth Amendment to Loan Agreement dated as of even date herewith (the “Amendment”).  Guarantor is an affiliate of Company and expects to derive benefit from Company entering into the Amendment.  Each Guarantor hereby unconditionally and irrevocably guarantees the prompt and complete payment of all amounts that Company owes to Lender and performance by Company of the Agreement, as amended, in strict accordance with its terms.  All terms used without definition in this Guaranty shall have the meaning assigned to them in the Agreement.

1.  The obligations hereunder are joint and several, and whether or not there is more than one guarantor, the obligations hereunder are independent of the obligations of Company and any other person or entity, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Company or whether Company be joined in any such action or actions.  Each Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof, to the extent permitted by law.  Guarantor’s liability under this Guaranty is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Agreement.

2.  Each Guarantor unconditionally and irrevocably guarantees the prompt and complete payment of all amounts that Company owes to Lender and performance by Company of the Agreement.  All terms used without definition in this Guaranty shall have the meaning assigned to them in the Agreement.  If Company does not pay any amount or otherwise perform its obligations in strict accordance with the Agreement, Guarantors shall immediately pay all amounts due thereunder (including, without limitation, all principal, interest, and fees) and otherwise proceed to complete the same and satisfy all of Company’s obligations under the Agreement.

3.  Each Guarantor authorizes Lender, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, extend, or otherwise change the terms of the Agreement or any part thereof; (b) take and hold security for the payment of this Guaranty or the Agreement, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sale thereof as Lender in its sole discretion may determine.

4.  Each Guarantor waives any right to require Lender to (a) proceed against Company, any guarantor, or any other person; (b) proceed against or exhaust any security held from Company; or (c) pursue any other remedy in Lender’s power whatsoever.  Lender may, at its election, exercise or decline or fail to exercise any right or remedy it may have against Company or any security held by Lender, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Guarantor hereunder.  Each Guarantor waives any defense arising by reason of any disability or other defense of Company, or by reason of the cessation from any cause whatsoever of the liability of Company.  Each Guarantor waives any setoff, defense or counterclaim that Company may have against Lender.  Each Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Company.  Until all of the amounts that Company owes to Lender have been paid in full, no Guarantor shall have no right of subrogation or reimbursement, contribution or other rights against Company, and each Guarantor waives any right to enforce any remedy that Lender now has or may hereafter have against Company.  Each Guarantor waives all rights to participate in any security now or hereafter held by Lender.  Each Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness.  Each Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of Company and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation of Company, warrants to Lender that it will keep so informed, and agrees that absent a request for particular information by such Guarantor, Lender shall not have any duty to advise each Guarantor of information known to Lender regarding such condition or any such circumstances.  Each Guarantor waives the benefits of California Civil code sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899, and 3433.

5.  If Company becomes insolvent or is adjudicated Bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code, or if such a petition is filed against Company, and in any such proceeding some or all of any indebtedness or obligations under the Agreement are terminated or rejected or any obligation of Company is modified or abrogated, or if Company’s obligations are otherwise avoided for any reason, each Guarantor agrees that such Guarantor’s liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred.  This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Lender upon the insolvency, Bankruptcy or reorganization of Company, a Guarantor, any other guarantor, or otherwise, as though such payment had not been made.  Any indebtedness of Company now or hereafter held by a Guarantor is hereby subordinated to any indebtedness of Company to Lender; and during the existence of an Event of Default such indebtedness of Company to a Guarantor shall be collected, enforced and received by such Guarantor as trustee for Lender and be paid over to Lender on account of the indebtedness of Company to Lender but without reducing or affecting in any manner the liability of Guarantors under the other provisions of this Guaranty.

6.  Each Guarantor agrees to pay reasonable attorneys’ fees and all other costs and expenses which may be incurred by Lender in the enforcement of this Guaranty.  No terms or provisions of this Guaranty may be changed, waived, revoked or amended without Lender’s prior written consent.  Should any provision of this Guaranty be determined by a court of competent jurisdiction to be unenforceable, all of the other provisions shall remain effective.  This Guaranty, together with any Agreement (including without limitation any security Agreement or any pledge Agreement) executed in connection with this Guaranty, embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior Agreement among the parties with respect to the matters set forth herein.  No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof.  There are no conditions to the full effectiveness of this Guaranty.  Lender may assign this Guaranty without in any way affecting Guarantor’s liability under it.  This Guaranty shall inure to the benefit of Lender and its successors and assigns.  This Guaranty is in addition to the guaranties of any other guarantors and any and all other guaranties of Company’s indebtedness or liabilities to Lender.

7.  Each Guarantor represents and warrants to Lender that (i) such Guarantor has taken all necessary and appropriate action to authorize the execution, delivery and performance of this Guaranty and (ii) execution, delivery and performance of this Guaranty do not conflict with or result in a breach of or constitute a default under such Guarantor’s organizational documents or agreements to which it is party or by which it is bound.

8.  This Guaranty shall be governed by the laws of the State of California, without regard to conflicts of laws principles.  EACH GUARANTOR WAIVES ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  Each Guarantor submits to the jurisdiction of the state and federal courts located in Santa Barbara County, California for purposes of this Guaranty and the Agreement.  If the jury waiver set forth in this Section is not enforceable, then any dispute, controversy or claim arising out of or relating to this Agreement or any of the transactions contemplated herein shall be settled by judicial reference pursuant to Code of Civil Procedure Section 638 et seq before a mutually acceptable referee sitting without a jury, or if no agreement is reached, then a referee sitting without a jury selected by the Presiding Judge of the California Superior Court for Santa Barbara County.  Nothing in this section shall restrict the exercise of any non-judicial remedies.

9.  All payments made by each Guarantor hereunder will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any governmental authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”).  If any Taxes are so levied or imposed, each Guarantor agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Guaranty, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein and in the Loan Documents

10.  To secure performance of this Guaranty and any amounts due under this Guaranty, each Guarantor grants Lender a security interest in all of such Guarantor’s property, now owned or hereafter arising, including accounts, inventory, equipment, general intangibles, intellectual property, copyrights, patents, trademarks, financial assets, securities, instruments, deposit accounts, chattel paper, investment property, and the proceeds thereof (collectively, the “Collateral”).  No Guarantor shall not encumber, sell, license or otherwise dispose of any interest in the Collateral without Lender’s prior written consent.  Each Guarantor authorizes Lender to file a financing statement, and take such other actions as Lender deems appropriate to perfect this security interest.

In Witness Whereof, the undersigned Guarantor has executed this Guaranty as of the date first written above.

PEPPERBALL TECHNOLOGIES, INC. By: /s/ Christin Lewis Title: Asst Secretary Address for notices: 6142 Nancy Ridge Drive, Suite 101 San Diego, CA 92121 Telephone: 858.638.0236 Fax: 858.638.0781

VIZER GROUP, INC.

By: /s/ Christin Lewis

Title: Asst Secretary

Address for notices:
10855 Dover Street, Suite 1000
Westminster, CO 80021
Telephone: 303.439.0372
Fax: 303.439.0414

VERITAS TACTICAL, INC.

By: /s/ Christin Lewis

Title: Asst Secretary

Address for notices:
10855 Dover Street, Suite 1000
Westminster, CO 80021
Telephone: 303.439.0372
Fax: 303.439.0414

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